Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS POSTS STRONG RESULTS FOR SECOND QUARTER 2007
Company achieves record results for net subscriber additions and operating revenues
Customer base surpasses 4 million subscribers
Company announces future network expansion in Brazil and Chile
Company raises full year guidance
•	Net subscriber additions of over 331,000 — a 51% increase over second quarter 2006 — resulting in nearly 4.1 million subscribers at quarter end

•	Consolidated operating revenues of $786 million — a 41% increase over second quarter 2006

•	Consolidated operating income before depreciation and amortization of $207 million — a 33% increase over second quarter 2006

•	Expanded network coverage and launched service in 20 cities during the second quarter

•	Quarter-end consolidated cash and cash equivalents of $1.5 billion
RESTON, Va. — July 26, 2007 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2007. For the second quarter, the

Company added over 331,000 net subscribers, a new quarterly record and a 51% increase compared to net subscriber additions for the same period last year, resulting in an ending subscriber base of nearly 4.1 million subscribers. Financial results for the second quarter of 2007 included consolidated operating revenues of $786 million, a new quarterly record, representing a 41% increase over the same period last year. The Company reported consolidated operating income before depreciation and amortization, or OIBDA, for the second quarter of $207 million, a 33% increase over the same period last year. The Company’s reported OIBDA includes the impact of approximately $13 million of non-cash stock option compensation expense compared to $8 million of non-cash stock option compensation expense for the same period in 2006. The Company also reported consolidated operating income of $134 million, a 20% increase over the prior year period, and net income of $84 million, or $0.52 per basic share, for the second quarter.
“Our strong performance for the first half of the year, including our robust subscriber growth highlighted by Mexico’s 71% year over year increase in net subscriber additions, confirms both the value of our market expansion in Mexico and Brazil over the past two years and the strength of the economies in our markets,” said Steve Shindler, NII’s Chairman and CEO. “We have now surpassed the 4 million subscriber threshold, as the demand for our products and services continues to grow. We are expanding our influence and visibility throughout our region as we launched 20 new cities during the quarter and are making plans to further expand our network in Brazil and expand and increase the capacity of our network in Chile, positioning NII as an even more significant long term wireless operator in the region. In all, we believe that we are well on our way to delivering another year of strong growth and profitability and are raising our 2007 guidance based on our strong first half results and our outlook for the remainder of the year,” he added.
NII Holdings’ average monthly service revenue per subscriber (service ARPU) was $58 for the second quarter, up about $1 as compared with the same period last year. The Company also reported churn of 1.6% for the second quarter, slightly higher than the same period last year. Consolidated cost per gross subscriber addition, or CPGA, was $323 for the second quarter, a $9 improvement over the same period last year.
During the quarter, the Company made solid progress towards the completion of its network expansion plan in Mexico and Brazil that began in 2005, launching service in 20 additional cities, including service in areas where over 3 million additional people live and work in Mexico. Total consolidated capital expenditures, including capitalized interest, were $174 million during the second quarter of 2007, largely related to investments in network expansion, as well as in network capacity and quality. The Company also announced that it is planning to further expand its coverage in Brazil and to expand and enhance its network in Chile, increasing its presence in these two countries.
“We’re excited about the strong momentum that our business has exhibited in the first half of the year,” said Lo van Gemert, NII’s President and COO. “We set a new record by adding over 331,000 net new subscribers in the second quarter, while continuing to deliver the healthy metrics that drive our business. Our subscriber growth was driven by strong results in our key markets with Nextel Mexico adding 71% more net subscribers than last year and Nextel Brazil delivering a 60% year over year increase in net additions. We are making plans to expand our presence throughout the region, positioning NII as a major pan regional wireless operator in Latin America,” he added.

Raising 2007 Guidance
Because of the strong growth and positive operational results in the first half of the year, NII Holdings is raising its previously announced 2007 guidance as follows:
•	Raising 2007 net subscriber guidance to 1.275 million net subscriber additions — an increase of 75,000 over the Company’s prior guidance — representing a 37% increase year over year in NII’s ending subscriber base.

•	Raising 2007 full year revenue guidance to $3.2 billion — an increase of $100 million.

•	Despite the increase in subscriber growth, the Company is raising its OIBDA guidance to $915 million — a $15 million increase over the Company’s prior guidance — representing a 38% year over year increase.

•	Primarily related to the additional expected subscriber growth and new investment opportunities throughout its markets, the Company is raising its 2007 capital expenditure guidance to $650 million.
During the quarter, the Company raised about $1.2 billion in proceeds from the offering of its 3.125% Convertible Notes that mature in 2012. The Company intends to use these proceeds for general corporate purposes, which may include, without limitation, purchases of shares of its common stock under the previously announced stock repurchase program, the expansion and enhancement of its networks, primarily in Brazil and Chile, the acquisition of telecommunications spectrum licenses or other assets, the refinancing, repayment or repurchase of outstanding indebtedness, or other purposes. As of June 30, 2007, the Company had purchased $330 million in value of its common stock — or about 4 million shares — under its stock repurchase program which provides for the purchase of up to $500 million in common shares. Subsequent to the second quarter, on July 25th, the Company announced that it accepted the tender of approximately $300 million in principal amount of its 2.875% Convertible Notes due 2034 under the tender offer that expired on July 23, 2007. In connection with this transaction, the Company issued 11,268,103 shares of its common stock and paid an aggregate cash premium of approximately $25.5 million and accrued and unpaid interest of $4.2 million to the holders of the tendered notes. This transaction eliminates $300 million of the Company’s long-term debt and approximately $8.6 million in annual interest expense. The Company’s fully diluted share count is not affected by this transaction.
The Company ended the quarter with approximately $2.3 billion in total long-term debt, consisting primarily of $1.85 billion in convertible notes, $249 million of a syndicated loan facility and $226 million in local currency tower financing and other debt obligations. With quarter-end consolidated cash and cash equivalents of approximately $1.5 billion, the Company’s net debt at the end of the quarter was about $843 million.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, net debt, and CPGA, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s second quarter 2007 results, visit the investor relations link at <http://www.nii.com>.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect(R) and International Direct Connect™, a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating results described in our revised 2007 guidance, economic conditions in the markets in which we operate, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed on February 27, 2007, and in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2007 AND 2006
(in millions, except per share amounts, and unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$1,449.4	$1,040.2	$758.7	$534.2
Digital handset and accessory revenues	49.9	44.5	27.0	22.2

	1,499.3	1,084.7	785.7	556.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	398.9	279.2	210.0	144.8
Cost of digital handset and accessory sales	195.8	140.1	104.7	70.3
Selling, general and administrative	489.5	357.0	264.4	186.5
Depreciation	136.3	81.9	70.9	41.7
Amortization	3.4	2.8	1.8	1.5

	1,223.9	861.0	651.8	444.8

Operating income	275.4	223.7	133.9	111.6

Other income (expense)
Interest expense	(54.0)	(42.4)	(29.7)	(21.0)
Interest income	25.2	25.7	13.8	13.1
Foreign currency transaction gains (losses), net	5.8	(3.5)	9.3	(2.4)
Other income (expense), net	0.6	(5.6)	(1.2)	(3.2)

	(22.4)	(25.8)	(7.8)	(13.5)

Income before income tax provision	253.0	197.9	126.1	98.1
Income tax provision	(84.7)	(77.0)	(42.0)	(42.2)

Net income	$168.3	$120.9	$84.1	$55.9

Net income per common share, basic	$1.04	$0.79	$0.52	$0.36

Net income per common share, diluted	$0.94	$0.70	$0.47	$0.32

Weighted average number of common shares outstanding, basic	162	153	163	153

Weighted average number of common shares outstanding, diluted	186	184	186	184

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30,	December 31,
	2007	2006
	(unaudited)
Cash and cash equivalents	$1,482.2	$708.6
Accounts receivable, less allowance for doubtful accounts of $19.1 and $15.9	360.5	298.5
Property, plant and equipment, net	1,641.3	1,389.2
Intangible assets, net	384.7	369.2
Total assets	4,538.1	3,297.7
Long-term debt, including current portion	2,372.6	1,157.7
Total liabilities	3,196.6	1,951.2
Stockholders’ equity	1,341.5	1,346.5

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	June 30,
	2007	2006
Total digital subscribers (as of June 30)	4,060.6	2,921.2
Net subscriber additions	331.1	218.6
Churn (%)	1.6%	1.5%

Average monthly revenue per handset/unit in service (ARPU) (1)	$58	$57

Cost per gross add (CPGA) (1)	$323	$332
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$822.3	$605.3	$427.2	$307.2
Digital handset and accessory revenues	10.6	12.6	5.5	5.6

	832.9	617.9	432.7	312.8

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	171.8	127.2	89.2	65.0
Cost of digital handset and accessory sales	121.9	74.9	65.0	36.7
Selling, general and administrative	228.3	167.1	121.4	85.8
Management fee	19.8	—	9.9	—
Depreciation and amortization	68.2	44.8	35.0	24.1

	610.0	414.0	320.5	211.6

Operating income	$222.9	$203.9	$112.2	$101.2

Total digital subscribers (as of June 30)			1,848.3	1,300.9
Net subscriber additions			156.9	91.5
Churn (%)			1.8%	1.6%

ARPU (1)			$74	$76

CPGA (1)			$427	$468

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$354.6	$224.3	$191.4	$117.6
Digital handset and accessory revenues	17.8	17.4	9.7	8.8

	372.4	241.7	201.1	126.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	123.3	77.8	67.3	41.2
Cost of digital handset and accessory sales	35.0	34.0	18.9	17.2
Selling, general and administrative	122.5	83.9	68.0	44.3
Depreciation and amortization	42.6	25.5	22.9	13.5

	323.4	221.2	177.1	116.2

Operating income	$49.0	$20.5	$24.0	$10.2

Total digital subscribers (as of June 30)			1,082.3	756.7
Net subscriber additions			101.0	63.2
Churn (%)			1.4%	1.5%

ARPU (1)			$53	$46

CPGA (1)			$259	$249
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$188.1	$147.0	$97.0	$76.7
Digital handset and accessory revenues	15.7	10.6	8.8	5.7

	203.8	157.6	105.8	82.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	70.7	51.6	36.5	26.8
Cost of digital handset and accessory sales	24.6	19.2	13.4	10.3
Selling, general and administrative	44.7	40.0	23.8	21.1
Depreciation and amortization	14.9	7.5	7.7	1.9

	154.9	118.3	81.4	60.1

Operating income	$48.9	$39.3	$24.4	$22.3

Total digital subscribers (as of June 30)			726.0	567.0
Net subscriber additions			40.5	36.7
Churn (%)			1.4%	1.3%

ARPU (1)			$40	$41

CPGA (1)			$168	$181

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$83.5	$62.6	$42.5	$32.1
Digital handset and accessory revenues	5.9	3.9	3.1	2.0

	89.4	66.5	45.6	34.1

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	32.7	22.2	16.8	11.6
Cost of digital handset and accessory sales	13.8	12.0	7.1	6.1
Selling, general and administrative	25.0	19.7	12.9	10.2
Depreciation and amortization	10.9	5.3	5.6	2.8

	82.4	59.2	42.4	30.7

Operating income	$7.0	$7.3	$3.2	$3.4

Total digital subscribers (as of June 30)			398.8	296.6
Net subscriber additions			30.0	27.2
Churn (%)			1.9%	1.7%

ARPU (1)			$35	$35

CPGA (1)			$168	$186

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Six and Three Months Ended June 30, 2007 and 2006” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2007	2006
Consolidated operating income	$133.9	$111.6
Consolidated depreciation	70.9	41.7
Consolidated amortization	1.8	1.5

Consolidated operating income before depreciation and amortization	$206.6	$154.8

NII Holdings, Inc.

	Original	Revised
	Guidance	Guidance
	Estimate	Estimate
	For the Year Ending	For the Year Ending
	December 31, 2007	December 31, 2007
Consolidated operating income	$609.9	$619.0
Consolidated depreciation	272.3	278.6
Consolidated amortization	17.8	17.4

Consolidated operating income before depreciation and amortization	$900.0	$915.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2007	2006
Consolidated service and other revenues	$758.7	$534.2
Less: consolidated analog revenues	(1.6)	(2.3)
Less: consolidated other revenues	(77.5)	(52.4)

Total consolidated subscriber revenues	$679.6	$479.5

ARPU calculated with subscriber revenues	$58	$57

ARPU calculated with service and other revenues	$65	$64

Nextel Mexico

	Three Months Ended
	June 30,
	2007	2006
Service and other revenues	$427.2	$307.2
Less: analog revenues	(0.7)	(0.9)
Less: other revenues	(33.4)	(22.6)

Total subscriber revenues	$393.1	$283.7

ARPU calculated with subscriber revenues	$74	$76

ARPU calculated with service and other revenues	$81	$82

Nextel Brazil

	Three Months Ended
	June 30,
	2007	2006
Service and other revenues	$191.4	$117.6
Less: analog revenues	(0.6)	(0.6)
Less: other revenues	(28.5)	(17.8)

Total subscriber revenues	$162.3	$99.2

ARPU calculated with subscriber revenues	$53	$46

ARPU calculated with service and other revenues	$62	$54

Nextel Argentina

	Three Months Ended
	June 30,
	2007	2006
Service and other revenues	$97.0	$76.7
Less: other revenues	(13.0)	(10.0)

Total subscriber revenues	$84.0	$66.7

ARPU calculated with subscriber revenues	$40	$41

ARPU calculated with service and other revenues	$46	$47

Nextel Peru

	Three Months Ended
	June 30,
	2007	2006
Service and other revenues	$42.5	$32.1
Less: other revenues	(2.8)	(2.2)

Total subscriber revenues	$39.7	$29.9

ARPU calculated with subscriber revenues	$35	$35

ARPU calculated with service and other revenues	$37	$38

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2007	2006
Consolidated digital handset and accessory revenues	$27.0	$22.2
Less: consolidated cost of handset and accessory sales	104.7	70.3

Consolidated handset subsidy costs	77.7	48.1
Consolidated selling and marketing	108.4	76.3

Costs per statement of operations	186.1	124.4
Less: consolidated costs unrelated to initial customer acquisition	(18.7)	(9.2)

Customer acquisition costs	$167.4	$115.2

Cost per Gross Add	$323	$332

Nextel Mexico

	Three Months Ended
	June 30,
	2007	2006
Digital handset and accessory revenues	$5.5	$5.6
Less: cost of handset and accessory sales	65.0	36.7

Handset subsidy costs	59.5	31.1
Selling and marketing	63.7	47.0

Costs per statement of operations	123.2	78.1
Less: costs unrelated to initial customer acquisition	(16.0)	(6.8)

Customer acquisition costs	$107.2	$71.3

Cost per Gross Add	$427	$468

Nextel Brazil

	Three Months Ended
	June 30,
	2007	2006
Digital handset and accessory revenues	$9.7	$8.8
Less: cost of handset and accessory sales	18.9	17.2

Handset subsidy costs	9.2	8.4
Selling and marketing	29.0	16.2

Costs per statement of operations	38.2	24.6
Less: costs unrelated to initial customer acquisition	(1.2)	(0.7)

Customer acquisition costs	$37.0	$23.9

Cost per Gross Add	$259	$249

Nextel Argentina

	Three Months Ended
	June 30,
	2007	2006
Digital handset and accessory revenues	$8.8	$5.7
Less: cost of handset and accessory sales	13.4	10.3

Handset subsidy costs	4.6	4.6
Selling and marketing	8.0	6.8

Costs per statement of operations	12.6	11.4
Less: costs unrelated to initial customer acquisition	(0.8)	(1.0)

Customer acquisition costs	$11.8	$10.4

Cost per Gross Add	$168	$181

Nextel Peru

	Three Months Ended
	June 30,
	2007	2006
Digital handset and accessory revenues	$3.1	$2.0
Less: cost of handset and accessory sales	7.1	6.1

Handset subsidy costs	4.0	4.1
Selling and marketing	5.2	4.4

Costs per statement of operations	9.2	8.5
Less: costs unrelated to initial customer acquisition	(0.6)	(0.7)

Customer acquisition costs	$8.6	$7.8

Cost per Gross Add	$168	$186

Net Debt
Net debt represents total long-term debt less cash and cash equivalents. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of June 30, 2007 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$2,324.8
Less: cash and cash equivalents	(1,482.2)

Net debt	$842.6